UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 18, 2018
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Suite 1700 Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2018, Marcel A. Snyman was named Vice President and Chief Accounting Officer of Graham Holdings Company (the “Company”), effective immediately. Mr. Snyman, 43, served as controller of the Company since January 2016, prior to which he served as assistant controller beginning April 2014 and director of accounting policy beginning in July 2008. In connection with Mr. Snyman’s appointment as chief accounting officer, he will receive an annual base salary of $275,000, will be eligible for an annual bonus target at 30% of his base salary, and was granted 100 shares of restricted stock which will vest on January 5, 2021. He will participate in the Company’s performance-based incentive compensation plan for executive officers and key employees as described in the Company’s 2017 proxy statement.
There are no family relationships between Mr. Snyman and any director or executive officer of the Company and there are no arrangements or understandings between him and any other person pursuant to which he was selected as chief accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Holdings Company

Date: January 19, 2018	By:	/s/ Nicole Maddrey
Name: Nicole Maddrey
Title: Senior Vice President, Secretary and General Counsel